Exhibit (c)-(4)

CONFIDENTIAL

Project Goliath

Special Committee Materials

March 16, 2014

Morgan Stanley

CONFIDENTIAL

Project Goliath

Disclaimer

This document has been prepared by Morgan Stanley Asia Limited (“Morgan Stanley”) pursuant to the terms of a letter of engagement and a letter of indemnification with the independent special committee of the Board of Directors (the “Client”) of Giant Interactive Group Inc. (the “Company”) dated as of December 3, 2013.

This document has been prepared for the Client only in the context of the Transaction (as defined below) and, together with any oral or other supplemental information provided in connection with this document (collectively, “materials”), must be held by the Client and its directors, officers, employees, representatives and agents in strict confidence. This document and any materials must not be photocopied or reproduced in any electronic, physical or other form and must not be communicated, disclosed or distributed to any other person in whole or in part at any time except with Morgan Stanley’s prior written consent.

The purpose of this document is to provide the Client with an explanation of the basis upon which Morgan Stanley is issuing a financial opinion letter (the “Opinion”) in relation to the proposal by the Company’s Chairman, being Mr. Yuzhu Shi (and certain of his affiliated entities), an affiliate of Baring Private Equity Asia and Hony Capital (collectively, the “Consortium”) to acquire all of the outstanding ordinary shares, including ordinary shares represented by American Depositary Shares, of the Company for US$12.00 per share or ADS (the “Transaction”). This document should be read in conjunction with and is subject to the terms of the Opinion. This document supersedes any previous documents or presentations delivered by Morgan Stanley to the Client in connection with the Transaction.

In preparing this document, Morgan Stanley has: (i) used information obtained from the Company and public sources; (ii) assumed and relied upon, without independent verification, the accuracy and completeness of the information supplied or otherwise made available to it for the purposes of this document; (iii) assumed that the financial projections and other financial data relating to the Company have been reasonably and properly prepared on bases reflecting the best currently available estimates and judgments of the future financial performance of the Company as at the date of this document; (iv) not conducted any independent valuation or appraisal of the assets or liabilities of any company involved in any proposed transaction; and (v) not been provided with any such valuation or appraisal, upon which we have relied without independent valuation.

Neither Morgan Stanley, its affiliates nor any of their respective directors, officers, employees or agents (the “Morgan Stanley Group”) gives any representation or warranty, express or implied, as to: (i) the achievement or reasonableness of future projections, management targets, estimates, prospects or returns contained in this document, if any; or (ii) the accuracy or completeness of any information contained in this document, any oral information provided in connection therewith or any data that either generates. Furthermore, and without prejudice to liability for fraud, no member of the Morgan Stanley Group accepts or will accept any liability, responsibility or obligation (whether in contract, tort or otherwise) in relation to these matters.

This document is not a financial opinion or recommendation by any member of the Morgan Stanley Group.

For the avoidance of doubt, no member of the Morgan Stanley Group owes any fiduciary duties to the Client, the Company or any other person whether in respect of this document, the Opinion, the Transaction or otherwise. The only duties Morgan Stanley owes to the Client are those set forth in, and subject to the other provisions of, the engagement letter and indemnity entered into between Morgan Stanley and the Client in connection with the Transaction.

Any views contained in this document are based on financial, economic, market and other conditions prevailing at the date hereof and Morgan Stanley shall be under no obligation to update this document or any materials in the light of changes to such conditions or otherwise.

This document and the information contained herein do not constitute an offer to sell or the solicitation of an offer to buy any security, commodity or instrument or related derivative, nor do they constitute an offer or commitment to lend, syndicate or arrange a financing, underwrite or purchase or act as an agent or advisor or in any other capacity with respect to any transaction, or commit capital, or to participate in any trading strategies, and do not constitute legal, regulatory, accounting or tax advice to the Client. We recommend that the Client seek independent third party legal, regulatory, accounting and tax advice regarding the contents of this document. This document is not a research report and was not prepared by the research department of the Morgan Stanley Group.

Notwithstanding anything herein to the contrary, the Client, the Company and their directors, officers, employees, representatives and other agents may disclose to any and all persons, without limitation of any kind from the commencement of discussions, the U.S. federal and state income tax treatment and tax structure of the Transaction and all materials of any kind (including opinions or other tax analyses) that are provided relating to the tax treatment and tax structure. For this purpose, “tax structure” is limited to facts relevant to the U.S. federal and state income tax treatment of the Transaction and does not include information relating to the identity of the parties or their affiliates, agents or advisors.

Morgan Stanley

CONFIDENTIAL

Project Goliath

Valuation Methodology

In assessing the Final Price, we have considered the following:

– Historical trading ranges

– Range of broker target prices

– Comparable companies analysis

– Precedent transactions analysis

– Discounted cash flow (“DCF”) analysis

– Leveraged buyout (“LBO”) analysis

Introduction

Transaction Overview

Mr. Yuzhu Shi (“Chairman Shi”), certain of Chairman Shi’s affiliated entities, and an affiliate of Baring Private Equity Asia (“Baring”) submitted a preliminary take-private offer (the “Indicative Offer”) on November 25, 2013 to the Board of Directors of Giant Interactive Group Inc. (“Goliath” or the “Company”). The Indicative Offer is for US$11.75 per ADS (the “Indicative Price”)

We understand that Hony Capital has subsequently entered into the consortium with Chairman Shi and Baring (collectively, the “Consortium”) and negotiations with the Special Committee have resulted in an increase to the Indicative Price to US$12.00 per ADS (the “Final Price”)

– On a 100% fully-diluted equity basis, the Final Offer values the Company at approximately US$3.01Bn

– Premium of 25.0%, 31.6%, 33.6% and 34.4% to the volume-weighted average price during the last 5, 30, 60 trading days and last 3-months before the November 25 announcement

Members of the Consortium have signed a consortium agreement (the “Consortium Agreement”) and have agreed to work with each other exclusively for nine months until August 25, 2014. The consortium agreement obligates each member of the Consortium to:

– vote for the proposed transaction and not take any action inconsistent with it

– not transfer any of its or his shares in the Company unless as otherwise permitted under the Consortium Agreement

– vote against any competing proposal or matter that would facilitate a competing proposal

The Consortium collectively owns c.47.2% of the Company on a fully-diluted basis

– As part of the transaction, Chairman Shi, who currently holds c.42.5%, intends to monetize c.18.7% of his holdings and roll-over his remaining stake of c.23.8% as part of the take-private transaction

We understand that the Consortium intends to finance the transaction with a combination of debt and equity capital

– Equity commitment of up to $950mm from Baring and Hony Capital

– Debt commitment in the form of a $850mm term loan

– Available cash and vendor note provided to Chairman Shi amounting to $676mm

Morgan Stanley

CONFIDENTIAL

Project Goliath

Goliath’s share price dropped in September 2011 primarily due to the payment of a special dividend of US$708MM

Chinese Online Gaming Peer Share Price Performance

Up to November 22, 2013 (1 Trading Day Prior to the Indicative Offer Announcement)

Share Price Performance

Last Three Years

200

NetEase: 62.3%

150

Goliath: 42.5%

100

Changyou: (17.8%)

Shanda: (33.9%)

50 Perfect World: (40.8%)

0

Nov-10 Feb-11 May-11 Aug-11 Dec-11 Mar-12 Jun-12 Oct-12 Jan-13 Apr-13 Aug-13 Nov-13

Goliath NetEase Changyou Shanda Perfect World

Source CapIQ

Morgan Stanley

CONFIDENTIAL

Project Goliath

Goliath ADSs have traded between US$5.09 and US$10.13 in the last 12 months prior to the Indicative Offer announcement

– Goliath has not traded above the Indicative Price or Final Price since June 30, 2008

Goliath Trading Volume Analysis

Up to November 22, 2013 (1 Trading Day Prior to the Indicative Offer Announcement)

ADS Price Trading Range

US$

20 19.20

13.46

11 10.13

10.13 10.13 10.13 10.65

9.39

9.05 9.30

9.16 9.21

8.46

8.19 8.50 9.06 9.08

8.02 8.26 8.50 8.77

8.17 8.92 8.45

6.48 7.71 8.10 8.11 7.92

7.88 8.63

7.55 7.96 7.55 8.24 7.71

6.39 6.52 8.43 7.39

7.45 7.34

6.32 7.82 7.34 6.93

7.25 6.48 6.48

6.28 7.71 6.30 6.16

6.93 6.51

6.23 5.15

6.18 5.41 5.41

6.04 5.09

2 3.15

1Q13 2Q13 3Q13 YTD2013 L1M LTM Since IPO

Total

Volume

54 87.1 62 258 38 280 1,320

(MM ADS)

% TSO (1) 22 36 26 108 16 117 551

25% of Total Volume 50% of Total Volume 75% of Total Volume 100% of Total Volume

Source CapIQ

Note

1. Based on 239.6MM ordinary shares outstanding as of October 31, 2013 5

Morgan Stanley

CONFIDENTIAL

Project Goliath

Goliath’s P/E dropped in

September 2011 primarily due to the payment of a special dividend of US$708MM

Cash has at times represented a significant portion of the market value

Premium of Final Price

L1M Adjusted NTM P/E 20%

LTM Adjusted NTM P/E 43%

L1M Adjusted NTM

17%

Ex-Cash P/E

LTM Adjusted NTM

40%

Ex-Cash P/E

Historical Multiple Analysis

Up to November 22, 2013 (1 Trading Day Prior to the Indicative Offer Announcement)

Historical NTM Adjusted P/E (1)

Last 3 Years

x

16

Final Price: 11.6x (2)

12 Since IPO Avg.:11.0x

Pre-Offer: 9.8x (2)

L1M Avg.: 9.7x

8 LTM Avg.: 8.1x

4

0

Nov-10 Apr-11 Aug-11 Jan-12 May-12 Oct-12 Feb-13 Jul-13 Nov-13

Source CapIQ

Historical Ex-Cash NTM Adjusted P/E (1)

Last 3 Years

x

12

Final Price: 8.3x (2)(3)

9 (2)(4)

Pre-Offer: 7.3x

L1M Avg.: 7.1x

6 Since IPO Avg.: 6.7x

LTM

Avg.: 6.0x

3

0

Nov-10 Apr-11 Aug-11 Jan-12 May-12 Oct-12 Feb-13 Jul-13 Nov-13

Sources Company Filings, CapIQ

Notes

1. Consensus estimates from brokers as aggregated by CapIQ

2. Based on management estimates for 2014E EPS

3. Based on balance sheet as of December 31, 2013 and adjusted for Alibaba stake sale of US$199.1MM

4. Based on balance sheet as of September 30, 2013

Morgan Stanley

CONFIDENTIAL

Project Goliath

Premium of Final Price

L1M Adjusted NTM AV /

26%

EBITDA

LTM Adjusted NTM AV /

46%

EBITDA

Historical Multiple Analysis

Up to November 22, 2013 (1 Trading Day Prior to the Indicative Offer Announcement)

Historical NTM Adjusted AV / EBITDA (1)(3)

Since IPO

x

10

8 Final Price:

8.0x (2)(4)

Pre-Offer:

7.1x (2)(5)

L1M Avg.:

6.4x

Since IPO

6 Avg.: 6.2x

LTM Avg.:

5.5x

4

2

0

Nov-10 Apr-11 Aug-11 Jan-12 May-12 Oct-12 Feb-13 Jul-13 Nov-13

Sources Company Filings, CapIQ

Notes

1. Consensus estimates from brokers as aggregated by CapIQ

2. Based on management estimates for 2014E adjusted EBITDA

3. AV between September 12, 2011 and October 31, 2011 adjusted for US$708MM special dividend

4. Based on balance sheet as of December 31, 2013 and adjusted for Alibaba stake sale of US$199.1MM 7

5. Based on balance sheet as of September 30, 2013

Morgan Stanley

CONFIDENTIAL

Project Goliath

Goliath’s P/E dropped in

September 2011 primarily due

to the payment of a special

dividend of US$708MM

Cash has at times represented a significant portion of the

market value

Goliath Historical Trading Multiples vs. Select Peers

Up to November 22, 2013 (1 Trading Day Prior to the Indicative Offer Announcement)

Historical NTM Adjusted P/E (1)

Last Three Years

x

18

Perfect World:

11.6x

12

NetEase:

11.5x

Goliath:

9.8x (2)

Changyou:

6 6.2x

Shanda:

4.7x

0

Nov-10 Mar-11 Jun-11 Oct-11 Feb-12 May-12 Sep-12 Dec-12 Apr-13 Aug-13 Nov-13

Goliath NetEase Changyou Perfect World Shanda

Source CapIQ

Notes

1. Consensus estimates from brokers as aggregated by CapIQ

2. Based on management estimates for 2014E EPS 8

Morgan Stanley

CONFIDENTIAL

Project Goliath

Goliath Historical Trading Multiples vs. Select Peers

Up to November 22, 2013 (1 Trading Day Prior to the Indicative Offer Announcement)

Historical NTM Adjusted AV / EBITDA (1)(2)

Last Three Years

x

12

9

Goliath:

7.1x (3)

NetEase:

6.8x

6

Perfect World:

5.7x

Shanda:

5.0x (4)

3 Changyou:

3.3x

0

Nov-10 Apr-11 Aug-11 Jan-12 May-12 Oct-12 Feb-13 Jul-13 Nov-13

Goliath NetEase Changyou Perfect World Shanda

Sources CapIQ, Company Filings

Notes

1. Consensus estimates from brokers as aggregated by CapIQ

2. Goliath’s AV between September 12, 2011 and October 31, 2011 adjusted for special dividend of US$708MM

3. Based on balance sheet as of September 30, 2013 and management estimates for 2014E adjusted EBITDA

4. Shanda Games’s net debt after July 28, 2013 includes US$811.5MM in outstanding payment to the parent, Shanda Interactive, for the acquisition of the platform-related business 9

Morgan Stanley

CONFIDENTIAL

Project Goliath

Goliath Historical ADS Price Performance

Up to November 22, 2013 (1 Trading Day Prior to the Indicative Offer Announcement)

- Goliath has traded at a significantly lower level than the Final Price in the twelve months prior to Indicative Offer announcement
  - L1M to LTM VWAP within range of ~US$7.5–9.1 per ADS
- With the share price run-up prior to announcement, the Final Offer still represents an 18.5% premium to the pre-announcement price

LTM Price Performance


US$
15.00
10.00
5.00
0.00
Nov-13-2012 Announced 3Q13 results (revenue of US$86MM vs. consensus of US$85MM)
Feb-26-2013 Announced 4Q12 and full year 2012 results (4Q12 revenue of US$92MM vs. consensus of US$91MM)
May-7-2013 Announced 1Q13 results (revenue of US$92MM vs. consensus of US$92MM)
Jun-5-2013 Announced and priced follow-on offering of 11MM ADSs
Jul-5-2013 Ntreev Soft enters into cooperation deal for joint development of mobile games
Aug-22-2013 Signed Mike Tyson as an ambassador for World of Xianxia
Sep-16-2013 Announced resignation of Lu Zhang from the board
Final Price: US$12.00
US$10.13
Apr-9-2013 Announced resignation of Mr. Yuzhu Shi as CEO
Apr-18-2013 Announced new CEO Wei Liu and President Xuefeng Ji
Jun-17-2013 Announced investment in mobile game developer Dijiang Network
Aug-6-2013 Announced 2Q13 results (revenue of US$96MM vs. consensus of US$96MM)
Sep-6-2013 World of Xianxia began public testing
Nov-6-2013 Announced 3Q13 results (revenue of US$96MM vs. consensus of US$97MM)
Nov-12
Jan-13
Feb-13
Mar-13
May-13
Jun-13
Jul-13
Sep-13
Oct-13
Nov-13

Sources: Company Announcements, CapIQ

Summary Share Price

	Share Price	Premium of Offer Price	Premium of Final Price
Pre-announcement	10.13	16.0%	18.5%
L1M VWAP	9.10	29.1%	31.8%
L3M VWAP	8.93	31.6%	34.4%
L6M VWAP	8.37	40.4%	43.4%
LTM VWAP	7.58	54.9%	58.2%

Source: CapIQ

Morgan Stanley

10

CONFIDENTIAL

Project Goliath

Analyst Targets & Commentary

- Final Price is ~29% higher than consensus target price
  - Broker target prices remain unchanged post the Indicative Offer announcement and are in the range of US$9.00-US$9.60 [2]

Selected Summary Research Estimates [1][2]

US$MM, except for target price and EPS

	Date	Rating	TP	Revenue			Adjusted EBIT			Adjusted EBITDA			Adjusted Net Income			Adjusted EPS		
				2013E	2014E	2015E	2013E	2014E	2015E	2013E	2014E	2015E	2013E	2014E	2015E	2013E	2014E	2015E
Barclays	1/9/2014	Buy	9.20	387	483	570	246	320	367	263	339	391	235	289	325	0.95	1.15	1.28
Oppenheimer	11/26/2013	N/A	N/A	384	425	N/A	243	264	N/A	273	302	N/A	224	237	N/A	0.94	0.95	N/A
Morgan Stanley	11/25/2013	Buy	9.60	385	435	469	244	284	306	252	291	314	238	258	277	0.98	1.04	1.11
CICC	11/8/2013	Buy	9.00	385	449	N/A	235	272	N/A	N/A	N/A	N/A	240	276	N/A	0.97	1.12	N/A
Macquarie	11/7/2013	Buy	9.40	385	440	490	245	279	304	N/A	N/A	N/A	238	256	273	0.96	1.02	1.07
Median			**9.30**	**385**	**440**	**490**	**244**	**279**	**306**	**263**	**302**	**352**	**238**	**258**	**277**	**0.96**	**1.04**	**1.11**

Sources Broker Research, CapIQ, Bloomberg

Positives

"Goliath owns a healthy game pipeline, including six games in operation, as well as 3+ MMORPGs, 2+ web games and 2+ mobile games, which should continue to fuel its growth... We believe the gamer community and in-game economics for Goliath's flagship game, ZT Online 2, remain healthy.... Goliath expects World of Xianxia to be its next key growth engine, following the success of ZT Online 2, and it plans to release the first expansion pack for the game in November 2013.

- Morgan Stanley, November 7, 2013

"We see the potential for a top-line reacceleration 2Q14 given the meaningful monetization of a few web and mobile games as well as the stronger growth prospects for the next two years considering the company's enriched MMO pipeline."

- Barclays, January 9, 2014

"Goliath continues to execute on its strategy to try diversifying away from the maturing PC MMO market into mobile games and webgames. The company has a steady cash flow from its MMO game portfolio, which we believe strength in ZT2 and contribution from XianXia have helped to offset a decline in ZT Original in the quarter. It plans to focus on the developer side as well in the mobile game market, with a mix of hardcore and casual games."

- Bank of America Merill Lynch, November 7, 2013

"We believe the performance of its existing hit games, ZT series and ZT2, is largely stable as a mix while the company is lining up for a more busy launch schedule in 2014, including a dozen mobile games, ZT3 (new version of ZT series), a couple of licensing games including CangTian 2 from Korea and a shooting game.."

- Bank of America Merill Lynch, November 25, 2013

Concerns

"Although we believe that Goliath may potentially sacrifice part of its top-line growth to drive stable earnings as well as cash dividends, we believe this would be attractive to risk-averse investors preferring to have China online game exposure with stable cash return."

- Barclays, November 7, 2013

"Since Goliath will launch a licensed MMO game *Cang Tian 2* in 2014, gross margin will likely go down by 2-3%, in our view."

- Macquarie, November 7, 2013

Commentary on Indicative Offer

"This represents a 16% premium over the last trading price (vs. 15% for Focus Media, 24% for Shanda Interactive, 33% for Tom Online). The proposed price implies 11.7x 2014e P/E (10.3x ex-cash)...

- Morgan Stanley, November 25, 2013

"Goliath's implied takeout valuation compares favorably to its US-listed Chinese online gaming peers, which are trading at an average 2014E P/E multiple of 8.5x and EV/EBITDA multiple of 4.5x. We also note that recent Chinese MBOs have a takeout premium range of 15-70% (an average of 31% and a median of 24%).

- Oppenheimer, November 26, 2013

Research Recommendation Summary


Hold
18%
Buy
82%

Notes
1. Only include reports that were published post the 3Q 2013 earnings release on November 6, 2013 and those that have adjusted estimates for share-based compensation
2. Estimates are converted from RMB to USD at an exchange rate of 6.1200 based on management guidance

Morgan Stanley

11

CONFIDENTIAL

Project Goliath

Revenue

Management projects revenue to undergo relatively higher growth in 2014 and 2015 due to the expected licensed games in the pipeline as well as anticipated contribution from webgames and mobile games

Licensed games expected to contribute 8.6% and 17.2% of revenue in 2014 and 2015, respectively, an increase over the 2010-2012 average of 2.9%

Gross Profit The increasing contribution from licensed games leads to increases in revenue share with companies from whom Goliath licenses games; hence, lower gross margins beyond 2014

EBITDA

Operating expenses projected to remain relatively constant as a % of total sales going forward

Growth in R&D expenses in line with growth in labor costs

Net Income

Management expects certain tax benefits to cease from 2014 onwards

Goliath Summary Financial Projections

Revenue Gross Profit (2)

US$MM US$MM Margin (%)

2,000 60 1,250 100

1,023

1,000 947 92

877

1,500 45

1,261 812

1,081 1,167 725

1,001 750 647 84

1,000 894 30 498 578

712 798

614 382 412

500 76

460 490 380

340

389 440 300

500 285 346 15 244

250 172 68

202

0 0 0 60 CAGR: 24.4% CAGR: 13.4% CAGR:25.5% CAGR: 13.1%

2010 2011 2012 2013E 2014E 2015E 2016E 2017E 2018E 2019E 2020E 2021E 2022E 2010 2011 2012 2013 2014E 2015E 2016E 2017E 2018E 2019E 2020E 2021E 2022E

Growth 41.0% 21.5% 12.5% 18.2% 33.5% 16.0% 12.0% 12.0% 12.0% 8.0% 8.0% 8.0% Growth 42.0% 23.0% 13.3% n.a. 30.4% 16.0% 12.0% 12.0% 12.0% 8.0% 8.0% 8.0%

Difference 4.5% 25.3% Difference 0.1% 17.9%

Historical Select Broker Consensus (1) Historical Select Broker Consensus (1)

Management Projections Growth Management Projections Margin

Sources Management Projections, Broker Research Sources Management Projections, Broker Research

Adjusted EBITDA (3) Adjusted Net Income (3)

US$MM Margin (%) US$MM Margin (%)

1,000 100 750 80

800 762 555 601

706 85 512

654

472

606 500 420 60

542

600 484 374

432 302 333

373 70

258

352 277

302 254

400 285 213 255

264 250 40

241

189 144

55 118

200 121

0 40 0 20

CAGR: 29.9% CAGR: 13.1% CAGR: 29.1% CAGR: 11.3%

2010 2011 2012 2013 2014E 2015E 2016E 2017E 2018E 2019E 2020E 2021E 2022E 2010 2011 2012 2013 2014E 2015E 2016E 2017E 2018E 2019E 2020E 2021E 2022E

Growth 56.7% 27.7% 9.6% 8.3% 30.6% 15.9% 12.0% 11.9% 11.8% 7.9% 7.9% 7.9% Growth 22.6% 47.6% 19.0% 0.7% 18.4% 10.1% 12.4% 12.4% 12.3% 8.4% 8.4% 8.4%

Difference (5.4%) 6.1% Difference (1.0%) 9.2%

Historical Select Broker Consensus (1) Historical Select Broker Consensus (1)

Management Projections Margin Management Projections Margin

Sources Management Projections, Broker Research Sources Management Projections, Broker Research

Notes

1. Based on broker reports that were published post the 3Q 2013 earnings release on November 6, 2013 and those that have adjusted estimates for share-based compensation

2. Historical figures are GAAP and projections are non-GAAP; non-GAAP figures are adjusted for share-based compensation 12

3. Adjusted for share-based compensation, impairment relating to 51.com in 2012 and accrued withholding tax in 2013

Morgan Stanley

CONFIDENTIAL

Project Goliath

Implied Goliath per ADS Value (1)(2)(3)

Historical Trading Range

One Month Prior to Indicative Offer Announcement

Three Months Prior to Indicative Offer Announcement

Six Months Prior to Indicative Offer Announcement

Twelve Months Prior to Indicative Offer Announcement

Broker Target Price

Undiscounted Broker Estimates (Prior to Indicative Offer Announcement)

Comparable Companies

2013A Adjusted P/E (7.0–13.0x)

2014E Adjusted P/E (6.5–12.0x)

2015E Adjusted P/E (6.0-11.0x)

2013A Adjusted AV / EBITDA (5.0–8.5x) (5)

2014E Adjusted AV / EBITDA (4.5–7.5x) (5)

2015E Adjusted AV / EBITDA (4.0-6.5x) (5)

Precedent Transactions

LTM Adjusted P/E (8–17x) (6)

NTM Adjusted P/E (7–16x)

LTM Adjusted AV / EBITDA (7–9x) (5)(6)

NTM Adjusted AV / EBITDA (6–8x) (5)

Premium to L3M VWAP for Gaming Precedents (20–30%)

Premium to L3M VWAP for U.S.–listed Chinese Companies (30–35%)

DCF (5)

Management Projections, 12.5–14.5% WACC, 1–3% PGR

Management Projections and Management WACC Assumption, 24.0–26.0% WACC,

1–3% PGR – ILLUSTRATIVE PURPOSES ONLY

Hypothetical Leveraged Buyout (5)

25–35% Target IRR, $850MM Acquisition Debt, 7.0–9.0x 2019 Adjusted AV /

EBITDA Exit

Goliath Valuation Summary

Based on Management Projections

60-Day 30-Day Final Offer:

VWAP (4) VWAP (4) $12.00

$8.98 $9.10

$8.24 $10.13

$7.42 $10.13

$7.00 $10.13

$5.09 $10.13

$8.10 $10.40

$7.07 $13.13

$6.61 $12.20

$7.22 $13.24

$8.20 $11.91

$8.02 $11.43

$8.85 $12.56

$8.08 $17.17

$7.12 $16.27

$10.32 $12.43

$9.73 $12.00

$10.72 $11.61

$11.61 $12.06

$15.74 $19.88

$9.38 $10.17

$9.82 $13.41

$0 $5 $10 $15 $20 $25

Notes

1. Accounts for stock options and restricted stock units (RSUs) using treasury method

2. All figures are based on management projections unless otherwise specified

3. EBITDA and EPS are adjusted for share-based compensation, impairment relating to 51.com in 2012 and accrued withholding tax in 2013

4. Prior to Indicative Offer date of November 25, 2013

5. Balance sheet as of December 31, 2013 adjusted for Alibaba stake sale of US$199.1MM

6. LTM financials as of December 31, 2013

Morgan Stanley

CONFIDENTIAL

Project Goliath

Comparables Analysis

As of March 14, 2014

Trading Statistics of Selected Comparable Companies

(US$MM, except share price and ratios)

Company	Last Close Price 3/14/2014	Trading Currency	Market Value [1]	Aggregate Value	AV / Sales [2] 2013A[3]	AV / Sales [2] 2014E	AV / Sales [2] 2015E	Adjusted AV / EBITDA [2] 2013A[3]	Adjusted AV / EBITDA [2] 2014E	Adjusted AV / EBITDA [2] 2015E	Adjusted P/E [2] 2013A[3]	Adjusted P/E [2] 2014E	Adjusted P/E [2] 2015E
Goliath (pre-announcement) - Management Case [4]	10.13	USD	2,544	2,033	5.2x	4.4x	3.3x	7.6x	7.1x	5.5x	9.9x	9.8x	8.3x
Goliath (at Final Price) - Management Case [5]	12.00	USD	3,014	2,294	5.9x	5.0x	3.7x	8.6x	8.0x	6.2x	11.7x	11.6x	9.8x
Primary China Online Gaming Peers													
NetEase	65.10	USD	8,480	5,136	3.3x	2.9x	2.6x	6.6x	6.1x	5.3x	10.8x	10.3x	9.0x
Changyou	27.83	USD	1,477	928	1.3x	1.2x	1.1x	2.7x	9.3x	4.0x	5.5x	32.2x	8.8x
NetDragon [7]	16.02	HKD	1,095	869	N.A.	5.0x	4.3x	N.A.	11.6x	8.4x	N.A.	15.2x	12.5x
Perfect World	22.29	USD	1,125	707	1.4x	1.2x	1.0x	7.3x	5.9x	4.7x	14.5x	9.7x	7.6x
Forgame	53.20	HKD	899	682	3.3x	2.4x	1.9x	10.8x	6.8x	5.1x	12.9x	12.0x	9.2x
				Mean:	**2.3x**	**2.6x**	**2.2x**	**6.8x**	**7.9x**	**5.5x**	**10.9x**	**15.9x**	**9.4x**
				Median:	**2.4x**	**2.4x**	**1.9x**	**6.9x**	**6.8x**	**5.1x**	**11.8x**	**12.0x**	**9.0x**
Shanda Games (pre-announcement) [6][8]	5.65	USD	1,542	1,609	2.2x	2.1x	2.0x	5.6x	5.2x	4.9x	7.0x	6.6x	6.3x
Shanda Games [6]	6.55	USD	1,796	1,862	2.6x	2.4x	2.3x	6.5x	6.0x	5.7x	8.2x	7.6x	7.3x

Sources Goliath Management Projections, Company Filings, Broker Research, CapIQ

Notes

1. Fully-diluted total shares outstanding based on treasury stock method for in-the-money options as disclosed in latest filing
2. Revenue and EBITDA estimates based on Thomson broker consensus; EPS are adjusted from consensus GAAP EPS based on broker estimates of share-based compensation
3. Goliath, NetEase and Changyou multiples based on 2013A results; Shanda Games, NetDragon, Perfect World and Forgame multiples based on consensus estimates
4. As of November 22, 2013, the last trading day prior to the Indicative Offer announcement; based on Goliath's balance sheet as of September 30, 2013
5. Based on Goliath's balance sheet as of December 31, 2013 and adjusted for Alibaba stake sale of US$199.1MM
6. Shanda Games's net debt includes US$444.1MM in outstanding payment, as of September 30, 2013, to Shanda Interactive for the acquisitions of the platform-related business
7. NetDragon's cash is adjusted for US$1.09Bn cash consideration from the sale of its majority stake in 91 Wireless to Baidu and US$515MM special dividend announced on October 29, 2013; 2013E multiples are N/A given consensus estimates include consolidated results from 91 Wireless for 9M 2013; 2014E and 2015E consensus estimates do not include 91 Wireless
8. As of January 24, 2014, the last trading day before Shanda Games received a preliminary non-binding take-private proposal from Shanda Interactive and Primavera

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Project Goliath

Precedent Online Gaming Transactions

Precedent Transactions

US$MM

					Non-GAAP AV/EBITDA[1][2]		Non-GAAP P/E[1][2]		Price Premium / (Discount)			
Date Announced	Target / Acquiror	Equity Value[1]	Agg Value[1]	% Acquired	LTM[3]	NTM[4]	LTM[3]	NTM[4]	1 Month VWAP	3 Month VWAP	1 Day Prior	52 Week High
01/27/14	Shanda Games / Shanda Interactive and Primavera [5]	1,894	1,962 [6]	23.8% [7]	6.0x	5.6x	8.4x	7.7x	38.2%	52.3%	22.1%	7.5%
07/29/13	Shanda Interactive's Platform - Related Affiliates / Shanda Games	812	812 [8]	100.0%	N.A.	N.A.	N.A.	9.3x [9]	N.A.	N.A.	N.A.	N.A.
07/25/13	Activision / Investor Consortium	15,664	11,899	24.9%	6.0x	8.9x	10.5x	17.3x	(8.4%)	(7.8%)	(11.6%)	(15.6%)
10/17/11	Shanda Interactive / Chairman	2,396	1,542	31.6% [7]	8.2x	7.9x	30.9x	32.5x	26.8%	24.5%	23.5%	(23.7%)
12/02/07	Vivendi Games / Activision	8,121	8,121 [8]	100.0%	N.A.	N.A.	N.A.	N.A.	N.A.	N.A.	N.A.	N.A.
				Mean	**6.8x**	**7.5x**	**16.6x**	**16.7x**	**18.9%**	**23.0%**	**11.3%**	**(10.6%)**
				Median	**6.0x**	**7.9x**	**10.5x**	**13.3x**	**26.8%**	**24.5%**	**22.1%**	**(15.6%)**

Sources Company Filings, News Release, CapIQ

Notes
1. Equity value and aggregate value of the target as of announcement date. Data as disclosed in the deal announcement or calculated based on the latest financials disclosed prior to the announcement
2. EBITDA and EPS are adjusted for share-based compensation
3. Based on the latest available LTM disclosure prior to the announcement
4. Activision and Shanda Interactive's NTM estimates based on Thomson consensus estimates
5. Shanda Games / Shanda Interactive and Primavera transaction is a preliminary, non-binding proposal
6. Shanda Games's net debt includes US$444.1MM in outstanding payment to Shanda Interactive for the acquisitions of the platform-related business
7. % Acquired indicates the outstanding shares that were not owned by the acquiror prior to the take-private announcement
8. Assumes aggregate value equal to market value given no public disclosure on net cash
9. Calculated based on equity value over 2013E projected GAAP net income as disclosed in Shanda Games's conference call and assumes no share-based compensation

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Precedent Acquisitions of US-Listed Chinese Companies

Selected Precedent Acquisitions of US-listed Chinese Companies [1]

Company (Incorporation)	Industry	Ann. Date	Initial Offer Price per Shares / ADS	Initial Offer Premium To 1M VWAP [3]	Initial Offer Premium To 3M VWAP [3]	Final Offer Price per Shares / ADS	Final Offer Premium To 1M VWAP [3]	Final Offer Premium To 3M VWAP [3]	Deal Status
Harbin Electric (Nevada)	Machinery	11-Oct-10	$24.00 / share	35.8%	35.1%	$24.00 / share	35.8%	35.1%	• Completed on November 3, 2011
Fushi Copperweld (Nevada)	Machinery	3-Nov-10	$11.50 / share	20.9%	31.2%	$9.50 / share	(0.1%)	8.4%	• Completed on December 27, 2012
Chemspec (Cayman)	Chemical	11-Nov-10	$8.00 / ADS	24.0%	24.9%	$8.10 / ADS	25.5%	26.4%	• Completed on August 15, 2011
China Security & Surveillance (Delaware)	Security	28-Jan-11	$6.50 / share	30.0%	25.9%	$6.50 / share	30.0%	25.9%	• Completed on September 14, 2011
China Fire & Security (Florida)	Fire equipment	7-Mar-11	$9.00 / share	53.3%	39.2%	$9.00 / share	53.3%	39.2%	• Completed on November 4, 2011
Funtalk (Cayman)	Mobile technology	25-Mar-11	$7.10 / share	31.6%	28.8%	$7.20 / share	33.5%	30.6%	• Completed on August 22, 2011
Shanda Interactive (Cayman)	Internet	17-Oct-11	$41.35 / ADS	26.6%	24.5%	$41.35 / ADS	26.6%	24.5%	• Completed on February 14, 2012
CRIC (Cayman)	Internet	28-Oct-11	$6.62 / ADS [4]	39.1%	20.4%	$4.48 / ADS	(5.9%)	(18.5%)	• Completed on April 24, 2012
AsiaInfo-Linkage (Delaware)	Software	20-Jan-12	$12.00 / share	61.7%	39.6%	$12.00 / share	61.7%	39.6%	• Signed definitive agreement on May 13, 2013
Zhongpin (Delaware)	Food	27-Mar-12	$13.50 / share	48.8%	39.0%	$13.50 / share	48.8%	39.0%	• Completed on June 27, 2013
Focus Media (Cayman)	Media	13-Aug-12	$27.00 / ADS	37.7%	31.1%	$27.50 / ADS	40.3%	33.5%	• Completed on May 23, 2013
3SBio (Cayman)	Pharma	12-Sep-12	$15.00 / ADS	30.2%	25.3%	$16.70 / ADS	45.0%	39.5%	• Completed on May 30, 2013
7 Days (Cayman)	Hospitality	26-Sep-12	$12.70 / ADS	34.5%	33.7%	$13.80 / ADS	46.2%	45.2%	• Completed on July 5, 2013
Simcere (Cayman)	Software	11-Mar-13	$9.56 / ADS	20.8%	21.4%	$9.66 / ADS	22.1%	22.7%	• Completed on December 23, 2013
Pactera (Cayman)	Technology	20-May-13	$7.50 / ADS	41.9%	22.6%	$7.30 / ADS	38.1%	19.3%	• Signed definitive agreement on October 17, 2013
iSoftStone (Cayman)	Technology	6-Jun-13	$5.85 / ADS	28.3%	27.7%	n.a.	n.a.	n.a.	• Ongoing discussion
Spreadtrum (Cayman)	Technology	21-Jun-13	$28.50 / ADS	41.8%	40.2%	$31.00 / ADS	54.2%	52.4%	• Completed on December 31, 2013
Charm Comm. (Cayman)	Media	30-Sep-13	$4.70 / ADS	14.1%	13.3%	n.a.	n.a.	n.a.	• Ongoing discussion
RDA Microelectr. (Cayman)	Technology	11-Nov-13	$18.50 / ADS	40.8%	53.4%	$18.50 / ADS	40.8%	53.4%	• Signed definitive agreement on November 11, 2013
Shanda Games (Cayman)	Technology	24-Jan-14	$6.90 / ADS	38.2%	52.3%	n.a.	n.a.	n.a.	• Ongoing discussion
AutoNavi (BVI)	Technology	10-Feb-14	$21.00 / ADS	37.9%	39.9%	n.a.	n.a.	n.a.	• Ongoing discussion
Median Premium (Cayman-incorp)				**33.1%**	**26.5%**		**38.1%**	**30.6%**	
Median Premium (Overall)				**35.8%**	**31.1%**		**38.1%**	**33.5%**	

Cayman-incorporated

Sources Public Filings and Announcements, CapIQ

Notes

1. Announced and ongoing or successfully completed going-private transactions of US-listed Chinese companies since 2010, with transaction equity value > US$250MM
2. Approximate equity values of initial offer based on available public disclosure
3. Unaffected VWAP prior to indicative offer announcement
4. Initial offer consists of US$1.60 in cash and 0.6 E-House share per CRIC share at E-House share price of $8.36 as of October 27, 2011; revised offer consists of $1.75 in cash and 0.6 E-House share per CRIC share at E-House share price of $4.55 as of December 22, 2011; price at signing is lower than announcement price due to E-House price drop

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CONFIDENTIAL

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Successful games are highly scalable, translating to high margins and sustainable cash flows

Projections assume long-term growth to be supported by long life-cycle of existing franchises, introduction of new MMO titles through both self-development and licensing and diversification into webgames and mobile games

However, projections are highly sensitive to successful launch of game titles

Assumptions

Valuation Date 1/1/14 WACC 13.5% PGR 2.0% Implied 2013A EBITDA Multiple 13.8x Implied 2014E EBITDA Multiple 12.8x

Discounted Cash Flow Analysis

Based on Management Projections

Illustrative DCF Value Based on Management Projections

US$MM

For Fiscal Years Ending December 31,

2014E 2015E 2016E 2017E 2018E 2019E 2020E 2021E 2022E Terminal

Revenue 459.9 614.1 712.4 797.9 893.6 1,000.9 1,080.9 1,167.4 1,260.8

% Growth 18.2% 33.5% 16.0% 12.0% 12.0% 12.0% 8.0% 8.0% 8.0% 2.0%

Adjusted EBIT 274.5 360.7 418.4 468.6 524.9 587.9 634.9 685.7 740.5

% Margin 59.7% 58.7% 58.7% 58.7% 58.7% 58.7% 58.7% 58.7% 58.7%

(-) Tax (1) (50.8) (66.8) (77.5) (86.8) (97.3) (108.9) (117.7) (127.1) (137.2)

(+) Depreciation & Amortization 10.9 12.3 13.9 15.5 16.9 18.2 19.3 20.4 21.3

(-) Increase in Working Capital 25.7 30.3 13.0 9.8 10.7 11.6 6.6 7.0 7.4

(-) Capex (12.8) (16.0) (17.8) (18.3) (18.8) (19.3) (19.8) (20.4) (20.4)

(-) Purchase of Intangible Assets (6.5) (6.5) (6.5) (6.5) (6.5) (6.5) (6.5) (6.5) (6.5)

(-) Non-controlling Interest (1.7) 0.5 (17.5) (19.7) (22.1) (24.9) (26.9) (29.2) (31.6)

Unlevered Free Cash Flow 239.2 314.4 325.9 362.6 407.8 458.1 489.9 529.8 573.4 5,086

% Margin 52.0% 51.2% 45.8% 45.4% 45.6% 45.8% 45.3% 45.4% 45.5%

Aggregate Value 3,658

% Terminal Value 44.5%

Net Cash (2) 730

Equity Value 4,388

Value per ADS 17.47

Sensitivity to WACC and PGR Sensitivity to WACC and PGR

Value per ADS Implied 2013A EBITDA Multiple

WACC WACC

12.5% 13.0% 13.5% 14.0% 14.5% 12.5% 13.0% 13.5% 14.0% 14.5%

1.0% 18.25 17.54 16.89 16.29 15.74 1.0% 14.5 13.8 13.2 12.6 12.1

1.5% 18.60 17.85 17.16 16.54 15.96 1.5% 14.8 14.1 13.5 12.9 12.3

PGR 2.0% 18.99 18.19 17.47 16.80 16.20 PGR 2.0% 15.2 14.4 13.8 13.1 12.6

2.5% 19.41 18.56 17.79 17.09 16.45 2.5% 15.6 14.8 14.1 13.4 12.8

3.0% 19.88 18.97 18.15 17.41 16.73 3.0% 16.0 15.2 14.4 13.7 13.1

Notes

1. Assumes management projected long-term tax rate of 18.5%

2. Net cash from balance sheet as of December 31, 2013 and adjusted for Alibaba stake sale of US$199.1MM

Morgan Stanley

CONFIDENTIAL

Project Goliath

Management WACC shown for

illustrative purposes only

– WACC used by management for impairment accounting purposes

WACC Analysis: Management

Assumptions

Cost of Equity Capital 28.0%

Cost of Debt 6.6%

Equity Weighting 89.8%

Debt Weighting 10.2%

WACC 25.7%

Assumptions

Valuation Date 1/1/14

WACC 25.0%

PGR 2.0%

Implied 2013A EBITDA Multiple 6.5x

Implied 2014E EBITDA Multiple 6.0x

Discounted Cash Flow Analysis

Based on Management Projections and Management WACC Assumption – for Illustrative

Purposes Only

Illustrative DCF Value Based on Management Projections

US$MM

For Fiscal Years Ending December 31,

2014E 2015E 2016E 2017E 2018E 2019E 2020E 2021E 2022E Terminal

Revenue 459.9 614.1 712.4 797.9 893.6 1,000.9 1,080.9 1,167.4 1,260.8

% Growth 18.2% 33.5% 16.0% 12.0% 12.0% 12.0% 8.0% 8.0% 8.0% 2.0%

Adjusted EBIT 274.5 360.7 418.4 468.6 524.9 587.9 634.9 685.7 740.5

% Margin 59.7% 58.7% 58.7% 58.7% 58.7% 58.7% 58.7% 58.7% 58.7%

(-) Tax (1) (50.8) (66.8) (77.5) (86.8) (97.3) (108.9) (117.7) (127.1) (137.2)

(+) Depreciation & Amortization 10.9 12.3 13.9 15.5 16.9 18.2 19.3 20.4 21.3

(-) Increase in Working Capital 25.7 30.3 13.0 9.8 10.7 11.6 6.6 7.0 7.4

(-) Capex (12.8) (16.0) (17.8) (18.3) (18.8) (19.3) (19.8) (20.4) (20.4)

(-) Purchase of Intangible Assets (6.5) (6.5) (6.5) (6.5) (6.5) (6.5) (6.5) (6.5) (6.5)

(-) Non-controlling Interest (1.7) 0.5 (17.5) (19.7) (22.1) (24.9) (26.9) (29.2) (31.6)

Unlevered Free Cash Flow 239.2 314.4 325.9 362.6 407.8 458.1 489.9 529.8 573.4 2,543

% Margin 52.0% 51.2% 45.8% 45.4% 45.6% 45.8% 45.3% 45.4% 45.5%

Aggregate Value 1,718

% Terminal Value 19.9%

Net Cash (2) 730

Equity Value 2,448

Value per ADS 9.75

Sensitivity to WACC and PGR Sensitivity to WACC and PGR

Value per ADS Implied 2013A EBITDA Multiple

WACC WACC

24.0% 24.5% 25.0% 25.5% 26.0% 24.0% 24.5% 25.0% 25.5% 26.0%

1.0% 10.00 9.84 9.68 9.53 9.38 1.0% 6.7 6.5 6.4 6.3 6.1

1.5% 10.04 9.87 9.71 9.56 9.41 1.5% 6.7 6.6 6.4 6.3 6.1

PGR 2.0% 10.08 9.91 9.75 9.59 9.44 PGR 2.0% 6.8 6.6 6.5 6.3 6.2

2.5% 10.13 9.95 9.79 9.63 9.48 2.5% 6.8 6.7 6.5 6.3 6.2

3.0% 10.17 9.99 9.82 9.66 9.51 3.0% 6.9 6.7 6.5 6.4 6.2

Notes

1. Assumes management projected long-term tax rate of 18.5%

2. Net cash from balance sheet as of December 31, 2013 and adjusted for Alibaba stake sale of US$199.1MM

Morgan Stanley

CONFIDENTIAL

Project Goliath

Key Assumptions

Final Price: $12.00 per ADS

Transaction date: 1-Jan-14

– 5-year holding period exiting at end of FY2018

– Consortium rolls over pre-LBO 28.5% stake

Acquisition debt of $850MM

– Amortization schedule: 0%, 12%, 19%, 21%, and 48% amortization over FY2014-2018, respectively

– Initial interest of LIBOR + 4.5%, with decreasing margin based on net leverage test

– Cash sweep with available cash

– Minimum cash balance of $100MM (5)

– No withholding tax assumed

Transaction and financing fee: $89MM

Assuming management is granted 5% of equity

Hypothetical Leveraged Buyout Analysis

Based on Management Projections

Sources and Uses Transaction and Credit Multiples

US$MM

Sources Implied Transaction Multiples

Cash Available 676 (1)(2)(3)(4) 8.6x

2013A Adjusted AV / EBITDA

Acquisition Debt 850 (1)(2)(3)(4)

2014E Adjusted AV / EBITDA 8.0x

Sponsor 950 (2)

2013A Adjusted P/E 11.7x

Chairman Rollover 716

(2) 11.6x

2014E Adjusted P/E

Total Sources 3,192

Credit Multiples

Uses

(3) 3.6x

Total Debt / 2013A Adjusted EBITDA

Purchase Equity 3,014

(3) 8.9x

2014E Adjusted EBITDA / Interest Expense

Transaction and Financing Costs 89

PF Debt / Total Capital 38%

Debt Service Reserve Account 89

Total Uses 3,192 PF Debt / Equity 57%

Entry Price Sensitivity Analysis

FY1 AV / Adjusted EBITDA Exit Multiple

IRR

1,136.0% 6.0x 6.5x 7.0x 7.5x 8.0x 8.5x 9.0x 9.5x 10.0x

25.0% 11.16 11.53 11.91 12.28 12.66 13.03 13.41 13.78 14.16

27.5% 10.61 10.95 11.29 11.63 11.97 12.31 12.65 12.99 13.33

30.0% 10.13 10.44 10.74 11.05 11.36 11.67 11.98 12.29 12.59

32.5% 9.69 9.98 10.26 10.54 10.82 11.10 11.38 11.66 11.94

35.0% 9.31 9.56 9.82 10.08 10.33 10.59 10.84 11.10 11.35

Source Goliath Management Projections

Notes

1. Adjusted for Alibaba stake sale of US$199.1MM

2. Equity value assuming exercise of all options and RSUs outstanding using treasury method

3. Figures adjusted for share-based compensation and amortization of intangibles

4. Includes net debt based on balance sheet as of December 31, 2013

5. Company maintains 21.8% of revenue as minimum cash balance going forward (post-transaction); minimum cash percentage calculated as minimum cash percentage of 19

2014E revenue

Morgan Stanley

CONFIDENTIAL

Project Goliath

Transaction Matrix

Based on Management Projections

Transaction Matrix

US$MM, unless otherwise stated

Offer Price ($)		Premium to [2]					Adjusted P / E [5]		Adjusted AV / EBITDA [5]		AV / Revenue	
	Current Price [1]	1M VWAP	3M VWAP	6M VWAP	Equity Value [3]	Agg Value [4]	2013A	2014E	2013A	2014E	2013A	2014E
Company Metrics [2]	11.40	9.10	8.93	8.37	2,863	2,143	$1.03	$1.03	$266	$285	$389	$460
Final Price: $12.00	5%	32%	34%	43%	3,014	2,294	11.7x	11.6x	8.6x	8.0x	5.9x	5.0x
$12.50	10%	37%	40%	49%	3,140	2,420	12.1x	12.1x	9.1x	8.5x	6.2x	5.3x
$13.00	14%	43%	46%	55%	3,265	2,546	12.6x	12.6x	9.6x	8.9x	6.5x	5.5x
$13.50	18%	48%	51%	61%	3,391	2,671	13.1x	13.0x	10.0x	9.4x	6.9x	5.8x
$14.00	23%	54%	57%	67%	3,517	2,797	13.6x	13.5x	10.5x	9.8x	7.2x	6.1x
$14.50	27%	59%	62%	73%	3,642	2,923	14.1x	14.0x	11.0x	10.2x	7.5x	6.4x
$15.00	32%	65%	68%	79%	3,768	3,048	14.6x	14.5x	11.5x	10.7x	7.8x	6.6x

Sources Management Projections, CapIQ

Notes
1. Current share price as of March 14, 2014
2. VWAPs are prior to Indicative Offer announcement
3. Equity value assumes all options and RSUs outstanding using treasury method; latest shares, options and RSUs balance from management as of October 31, 2013
4. Includes net debt based on balance sheet as of December 31, 2013 and adjusted for Alibaba stake sale of US$199.1MM
5. Figures adjusted for share-based compensation

Morgan Stanley

20

CONFIDENTIAL

Project Goliath

Appendix A

Morgan Stanley

CONFIDENTIAL

Project Goliath

The Morgan Stanley deal team’s due diligence has included:

– Business and financial due diligence with the CFO of Goliath on the management projections

– Reviewing a number of Goliath’s publicly available documents and broker reports

APPENDIX A

Summary of Due Diligence Work Performed

Management Discussions

The deal team held discussions with the CFO of Goliath on December 11, 2013, covering the following topics:

– Industry outlook for the online game industry in China and the Company’s competitive positioning in each of the industry segments

– Company’s upcoming game pipeline and status of near-term development projects such as ZT Mobile, Supreme Taichi, and Genesis of the Empire

– Relative revenue contribution of current and future game titles, and strategies for gaining market share in non-MMORPG segments

– Outlook on operating performance

– Goliath’s strategy in acquiring or licensing games from overseas game companies

– Expected R&D and employment trends

– Target margin structure and projected revenue growth and associated drivers

– Relevant tax benefits that the Company currently and / or is expected to benefit from

– VIE structure

The Morgan Stanley team held discussions with Goliath on December 19, 2013 to discuss the revised projections received from the Company as well as follow up conversations to discuss changes made to the projections since then

Public Materials Reviewed

The deal team has reviewed a number of Goliath’s publicly available documents, including:

– Latest 20-F annual filing

– 6-K filed on March 5, 2014 relating to FY2013 results

– Press releases containing quarterly results

– Press release on November 25, 2013 relating to the Indicative Offer

– Broker reports on Goliath from various research analysts

Other Materials Reviewed

The Morgan Stanley deal team has reviewed certain information provided by the management of Goliath and its advisors, including:

– Quarterly historicals and forecasts from 1Q’12-4Q’13 for the P&L

– Figures for total options and RSUs outstanding

– Revenue contribution for 2012-2015 from the existing and future pipeline of games

– Management presentation

– Revised company model incorporating updated annual forecasts from 2013-2022 for the P&L, B/S and C/F statement

– Response to additional due diligence questions posed to the Company on December 17, 2013

– Files in the dataroom

Morgan Stanley

CONFIDENTIAL

Project Goliath

APPENDIX A

WACC Analysis

- Risk-free rate based on China's 10-year Treasury rate
- Goliath's calculated weighted cost of capital (base case) is 13.5% per CAPM method

WACC Analysis: CAPM Method

		WACC Calculation		
Assumption	**Notes**	**Base**	**Low**	**High**
Market Risk Premium (MRP)	Morgan Stanley estimated market risk premium	6.0%	6.0%	6.0%
Risk-Free Rate (R_f)	Spot rate 10-year PBOC Treasury as of 3/14/2014	4.5%	4.5%	4.5%
Predicted Beta	U.S. Local Predicted Beta per Barra for Goliath	1.21	1.21	1.21
Sensitivity Adjustment	+/- 1.0% from base		(1.0%)	1.0%
Cost of Equity (K_E)	**Calculated using the Capital Asset Pricing Model**	**11.8%**	**10.8%**	**12.8%**
Adjustments When Required:				
Excess Cash Adjustment [1]		2.1%	2.1%	2.1%
Adjusted Cost of Equity (K_E)		**13.9%**	**12.9%**	**14.9%**
Is the Cost of Equity Reasonable?		*Yes*	*Yes*	*Yes*
Cost of Borrowing	Per Morgan Stanley GCM	4.5%	4.5%	4.5%
Tax Rate (t)	LT tax rate based on management estimates	18.5%	18.5%	18.5%
Post-tax Cost of Debt (K_D)		**3.7%**	**3.7%**	**3.7%**
Debt / Total Capitalization	Based on current capital structure	3.4%	3.4%	3.4%
Weighted Average Cost of Capital (WACC)	**K_E * E/(D+E) + K_D * D/(D+E)**	**13.5%**	**12.6%**	**14.5%**

Sources Alacra, Bloomberg, Goliath Management Projections

Note

1. Excess cash adjustment calculated as difference between implied cost of capital and cost of equity. Implied cost of capital calculated as difference between yield on excess net cash and total equity cost divided by aggregate operating business value, where yield on excess net cash equals cash interest multiplied by total cash less operating cash and debt, total equity cost equals cost of equity multiplied by equity value, and aggregate operating business value equals aggregate value plus operating cash. Operating cash assumed to be US$100MM per management guidance and excess net cash as of 2013YE assumed to be US$630MM after adjusting for Alibaba stake sale of US$199.1MM

Morgan Stanley

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